UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2020
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a presentation following the conclusion of Carrols Restaurant Group, Inc.'s ("Carrols" or the "Company") 2020 Annual Meeting of Stockholders to be held virtually on June 15, 2020 at 9:00 a.m. Eastern Time, the Company will provide certain financial information as set forth below.

Recent Weekly Comparable Restaurant Sales Trends

Comparable restaurant sales for the Company's Burger King restaurants have improved over the past three months from a decrease of (33.8)% during the week ended March 29, 2020 to an increase of 2.5% for the week ended June 7, 2020, while the Company's Popeyes restaurants improved from a decrease of (19.0)% during the week ended March 29, 2020 to an increase of 14.6% for the week ended June 7, 2020. Preliminary weekly comparable restaurant sales increases/(decreases) for the week ended March 22, 2020 through the week ended June 7, 2020 are as follows:

Fiscal Month	March 2020		April 2020				May 2020					June 2020
Week Ended	3/22	3/29	4/5	4/12	4/19	4/26	5/3	5/10	5/17	5/24	5/31	6/7
Burger King	(27.3)%	(33.8)%	(30.6)%	(29.4)%	(12.8)%	(13.7)%	(6.4)%	(2.9)%	(3.1)%	(1.6)%	(0.6)%	2.5%
Popeyes	(9.2)%	(19.0)%	(15.1)%	(10.1)%	13.8%	21.4%	14.5%	20.2%	23.1%	24.1%	21.4%	14.6%

In addition, the Company is providing estimated guidance for the three months ended June 28, 2020 as follows:

•	Restaurant sales are expected to be $355 million to $365 million; and

•	Adjusted EBITDA is expected to be $28 million to $32 million.

As of June 12, 2020, the Company had $421.8 million of outstanding borrowings under the term loan B facility pursuant to the Credit Agreement (as amended, the "Credit Agreement") dated as of April 30, 2019 among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and $85.3 million of outstanding borrowings under the revolving credit facility (the "Revolving Credit Facility") pursuant to the Credit Agreement. As of June 12, 2020, the Company had $50.9 million of borrowing availability under the Revolving Credit Facility and $40.0 million in cash deposits.

Adjusted EBITDA is a non-GAAP financial measure and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. Refer to the definition of Adjusted EBITDA in the Company's filings with the Securities and Exchange Commission for further detail. Carrols has not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measures because the Company does not provide guidance for net income or for the various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of Carrols’ control or cannot be reasonably predicted.

ITEM 7.01    REGULATION FD DISCLOSURE

The information required to be disclosed under this Item 7.01 is included in Item 2.02 above and incorporated by reference herein.

The information herein is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Except for the historical information contained in this report, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties, including the impact of COVID-19 on Carrols’ business, as included in Carrols' filings with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: June 15, 2020

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer